Exhibit 23

KPMG LLP
345 Park Avenue
New York, NY 10154

Consent of Independent Auditors

The Board of Directors
General Electric Company:

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-23767 and 333-96287) of General Electric Company of our report dated June 8, 2005, relating to the financial statements of GE Savings and Security Program as of and for the years ended December 31, 2004 and 2003, and the related supplemental schedule, which appear in the December 31, 2004 annual report on Form 11-K of General Electric Company.

/s/ KPMG LLP

New York, New York
June 14, 2005